UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                                                                                     March 1, 2010

INUVO, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32442	87-0450450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15550 Lightwave Drive, Third Floor, Clearwater, FL		33760
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code		727-324-0046

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                      Regulation FD Disclosure.

As disclosed in Item 8.01 below, on March 9, 2010, Inuvo, Inc. issued a press release, which is attached as Exhibit 99.1 hereto, announcing it had accelerated its decision to exit a number of online marketing programs and that it had rescheduled its earnings call to March 31, 2010.  A copy of this press release is included as Exhibit 99.1 to this report.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 7.01 of Form 8-K, including Exhibit 99.1, is being furnished pursuant to Item 2.02 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of Inuvo, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01                      Other Events.

On March 1, 2010 Inuvo, Inc. determined that as a result of recent market pressures from credit-card processors to accelerate its decision to exit the negative-option marketing programs which became part of the company’s Direct Segment following the iLead Media, Inc. acquisition in 2006. The company is currently exploring a number of transitional opportunities related to these online consumer programs, which collectively have represented as much as 20% of Inuvo’s historical net revenue from continuing operations. The company has yet to determine if any of the approximately $850,000 of intangible assets and goodwill related to the iLead business will require impairment in future periods.

Item 9.01                      Financial Statements and Exhibits.

Exhibit No.                                           Description

99.1	Press release dated March 9, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INUVO, INC.
Date: March 9, 2010	By: /s/ Gail L. Babitt
Gail L. Babitt, Chief Financial Officer